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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 31, 2002



                             NEW VISUAL CORPORATION
             (Exact name of registrant as specified in its charter)

         UTAH                          0-21785                   95-4543704
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


     5920 FRIARS ROAD, SUITE 104
             SAN DIEGO, CA                                        92108
(Address of principal executive offices)                       (Zip Code)



                                 (619) 692-0333

              (Registrant's Telephone Number, Including Area Code)

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On July 17, 2002, New Visual Corporation (the "Company") borrowed $500,000.00 from the Charles R. Cono Trust, Charles R. Cono, TTEE ("Payee"). These borrowings were evidenced by a promissory note of the Company, dated July 17, 2002 (the "Old Note") and bore interest at 10% per year. The Old Note provided that it was due and payable on November 1, 2002.

         Effective as of October 31, 2002, the Company entered into a new promissory note (the "New Note") with Payee that amended, restated and replaced in all respects the Old Note, including all obligations under the Old Note. The principal amount of the New Note is $514,520.55, which reflects the principal and interest under the Old Note accrued to October 31, 2002. The New Note bears interest at 10% per year, and is due and payable in full three days after Payee's written demand, which may not occur prior to December 16, 2002.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

The following documents are provided as Exhibits to this Form 8-K:

         (c) Exhibits.

         10.1 Promissory Note, dated October 31, 2002, by New Visual Corporation in favor of Charles R. Cono Trust, Charles R. Cono, TTEE.


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   NEW VISUAL CORPORATION


November 15, 2002

                                                  By:  /s/ Ray Willenberg, Jr.
                                                   ----------------------------
                                                   Ray Willenberg, Jr.
                                                   Chairman

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